UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	001-35768	26-4480276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
11921 Freedom Drive, Suite 250, Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 840-2410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 13, 2015, WashingtonFirst Bankshares, Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia (the "Company"), 1st Portfolio Holding Corporation ("FP Holding"), a corporation organized and existing under the laws of the Commonwealth of Virginia, and, solely with respect to Sections 1.8, 2.6, 2.10, 6.12, 8.3 and Article IX, John Oswald in his capacity as the agent and representative of the FP Indemnity Securityholders (defined below) with respect to the Agreement (the "FP Representative"), entered into an Agreement and Plan of Reorganization (the "Agreement"), providing for the Company's acquisition of FP Holding through a merger of FP Holding with and into the Company (the "Merger"). A copy of the Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The boards of directors of the Company and FP Holding have approved the Agreement, the related plan of merger and the Merger. In addition, the shareholders of FP Holding have approved the Agreement, the related plan of merger and the Merger via action by less than unanimous written consent. The Merger remains subject to receipt of regulatory approvals and other closing conditions.

At the closing of the Merger: (i) each issued and outstanding share of common stock of FP Holding (“FP Holding Common Stock”) (other than dissenting shares and shares owned directly or indirectly by the Company or FP Holding) (the “Shares”) will be converted into the right to receive a number of shares of the Company's common stock, $.01 par value per share ("Company Common Stock"), in accordance with a conversion ratio calculated as set forth in the Agreement (the “Conversion Ratio”), (ii) each issued and outstanding option to purchase shares of FP Holding Common Stock held by employees of FP Holding will be assumed by the Company and converted into an option to purchase shares of Company Common Stock in accordance with the terms set forth in the Agreement, (iii) each issued and outstanding option to purchase shares of FP Holding Common Stock held by a member of the Board of Directors of FP Holding (the “Director Options”) will be converted into the right to receive a number of shares of Company Common Stock in accordance with the Conversion Ratio and “per share equivalent” of each Director Option as set forth in the Agreement and (iv) each issued and outstanding warrant to purchase shares of FP Holding Common Stock (the “Warrants”) will be converted into the right to receive a number of shares of Company Common Stock in accordance with the Conversion Ratio and “per share equivalent” of each Warrant as set forth in the Agreement.

Notwithstanding the foregoing, each share of FP Holding Common Stock, each Director Option and each Warrant held by a holder who is not an “accredited investor” (as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)) or who fails to represent in a shareholder representation letter that such holder is an accredited investor shall not be converted into and shall not become the right to receive any shares of Company Common Stock and each such share of FP Holding Common Stock, Director Option or Warrant shall instead be converted into and shall become the right to receive cash in an amount equal to the product of (x) the number of shares of Company Common Stock that otherwise would have been issuable as Merger Consideration (defined below) for such share of FP Holding Common Stock, Director Option or Warrant as provided in the Agreement and (y) $16.00.

The value of the total consideration (the “Merger Consideration”) payable by the Company at the closing of the Merger (the “Closing”) in respect of the Shares, Director Options and Warrants is an amount equal to $7,663,152 (the “Base Consideration”), plus the amount of “tangible equity capital” of FP Holding at the Closing in excess of $2,500,000 (the “Excess Capital”), provided that Excess Capital shall not exceed $7,000,000. “Tangible equity capital” is defined to equal the total shareholders’ equity of FP Holding minus goodwill and any other intangible assets and less other agreed-upon deductions specified in the Agreement.

An amount equal to (i) 10% of the shares of Company Common Stock that comprise the Base Consideration and (ii) 10% of the cash that comprises the Base Consideration (the “Indemnity Escrow Amount”), will be placed into escrow to secure post-Closing indemnification obligations of the holders of the Shares, Director Options and Warrants (the “FP Indemnity Securityholders”) under the Agreement. The FP Indemnity Securityholders are required for a period of twelve months from the date of the Closing to indemnify the Company with respect to breaches by FP Holding of any representation, warranty, covenant or agreement contained in the Merger Agreement, in each case for losses in excess of established reserves of FP Holding as of the Closing.

The Agreement contains representations, warranties, and covenants of the Company and FP Holding including, among others, covenants requiring (i) FP Holding to conduct its business in the ordinary course during the period between the execution of the Agreement and the effective time of the Merger or the earlier termination of the Agreement and (ii) FP Holding not to engage in certain kinds of transactions during such period.

The Company intends to issue the shares of Company Common Stock described herein to “accredited investors” (as defined by Rule 501 under the Securities Act) in reliance upon exemptions from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 under the Securities Act and corresponding provisions of state securities laws.

Pursuant to General Instruction F to the Securities and Exchange Commission's Current Report on Form 8-K, the Agreement is filed as Exhibit 2.1 to this report, and is incorporated into this Item 1.01 by this reference. Accordingly, the foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement. The representations and warranties contained in the Agreement were made only for the purpose of the Agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to securityholders, among other limitations. The representations and warranties were made for the purpose of allocating contractual risk between the parties to the Agreement and should not be relied upon as a disclosure of factual information relating to any of the parties.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 above is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On May 19, 2015, the Company, the holding company for WashingtonFirst Bank, issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein ("May 19, 2015 Press Release"). In its May 19, 2015 Press Release, the Company announced that its Board of Directors declared a cash dividend of five cents ($0.05) per share payable on July 1, 2015, to stockholders of record as of June 10, 2015. The dividend payout will be approximately $480,000, on 9.6 million shares of voting and non-voting common stock.
The information included or incorporated in Item 7.01 of this current report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Cautionary Statements Regarding Forward-Looking Information
Statements in this Current Report on Form 8-K and the exhibit furnished herewith regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and include statements of the goals, intentions, and expectations of the Company as to future trends, plans, events, results of operation and general economic condition. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. Readers are cautioned against placing undue reliance on these statements. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: the ability to satisfy conditions to the Closing of the Merger under the Agreement, the ability to maintain dividend payments or increase dividend payouts to stockholders, regulatory capital requirements, future earnings and cash flow of the Company, regulatory changes and general economic conditions, our ability to successfully manage and integrate any assets, liabilities, customers, systems, and management personnel the Company has acquired, including in connection with the Merger, or may in the future acquire into its operations and its ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto. Additional factors that could cause actual results to differ materially are disclosed in the Company's recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission ("SEC") on March 16, 2015, Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 6, 2015, and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and the Company does not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 Financial Statements and Exhibits
(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits.

Number	Description
2.1
Agreement and Plan of Reorganization by and among WashingtonFirst Bankshares, Inc., 1st Portfolio Holding Corporation, and John Oswald, solely in his capacity as the FP Representative, dated as of May 13, 2015.

99.1	Press release issued by WashingtonFirst Bankshares, Inc., dated May 19, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WASHINGTONFIRST BANKSHARES, INC.

May 19, 2015	/s/ Matthew R. Johnson
Date	Matthew R. Johnson
Executive Vice President and Chief Financial Officer

Exhibit Index

Number	Description
2.1
Agreement and Plan of Reorganization by and among WashingtonFirst Bankshares, Inc., 1st Portfolio Holding Corporation, and John Oswald, solely in his capacity as the FP Representative, dated as of May 13, 2015.

99.1	Press release issued by WashingtonFirst Bankshares, Inc., dated May 19, 2015.